Exhibit 32

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the “Form 10-Q”) of Grayson Bankshares, Inc. (the “Company”), we, Jacky K. Anderson, Chief Executive Officer of the Company, and Blake M. Edwards, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)

the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

Date:

August 14, 2003

By: /s/ Jacky K. Anderson

Jacky K. Anderson

President and Chief Executive Officer

Date:

August 14, 2003

By: /s/ Blake M. Edwards

Blake M. Edwards

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Grayson Bankshares, Inc. and will be retained by Grayson Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.